          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant  / /
Filed by a Party other than the Registrant  / /
Check the appropriate box:
/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12
                                ZERO Corporation
                (Name of Registrant as Specified in its Charter)

                                Anita J. Cutchall
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:

       ---------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

       ---------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

       ---------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

       ---------------------------------------------------------------------
    Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:
                                          N/A
       ---------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:

       ---------------------------------------------------------------------
    3) Filing Party:

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    4) Date Filed:

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

                                     [LOGO]

- - - --------------------------------------------------------------------------------

                                ZERO CORPORATION

                          NOTICE OF ANNUAL MEETING OF

                                  STOCKHOLDERS

                                      AND

                                PROXY STATEMENT

                                 JULY 27, 1994

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                                ZERO CORPORATION

     The 1994 Annual Meeting of Stockholders of ZERO Corporation will be held on Wednesday, July 27, 1994, at 2:00 p.m., local time, at The Biltmore Los Angeles, Tiffany Room, 506 South Grand Avenue, Los Angeles, California, for the following purposes:

          1. To elect 3 directors for a three-year term to expire at the 1997 Annual Meeting of Stockholders; and to elect 1 director for a two-year term to expire at the 1996 Annual Meeting of Stockholders.

          2. To consider and vote upon a proposal to approve the Company's 1994 Stock Option Plan.

          3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Stockholders of record at the close of business on June 10, 1994, are entitled to notice of and to vote at the meeting. A list of such stockholders will be open for examination by any stockholder, for any purpose germane to the Annual Meeting, for a period of ten days prior to the date of the meeting during ordinary business hours at the executive offices of the Company, 444 South Flower Street, Suite 2100, Los Angeles, California 90071.

     All stockholders are cordially invited to attend the meeting in person. Whether or not you attend, to assure your representation, please vote, sign, date and return your proxy card in the accompanying envelope. If you attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

                                          By Order of the Board of Directors

                                          Howard W. Hill, Chairman of the Board

                                          Anita J. Cutchall, Corporate Secretary

Los Angeles, California
June 24, 1994

                                ZERO CORPORATION
                      444 South Flower Street, Suite 2100
                       Los Angeles, California 90071-2922

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ZERO Corporation, a Delaware corporation, for use at the 1994 Annual Meeting of Stockholders to be held on July 27, 1994, or at any adjournment or postponement thereof, pursuant to the Notice of Annual Meeting of Stockholders.

     The persons named on the accompanying proxy card will vote shares represented by all valid proxies in accordance with the instructions thereon. If no instructions are given, shares represented by valid proxies will be voted FOR each of the nominees for director named herein and FOR the 1994 Stock Option Plan. As to any other business which may properly come before the Annual Meeting, the named proxies will vote in accordance with their best judgment. The Company does not currently know of any other such business. A stockholder giving a proxy may revoke it at any time before it is exercised (i) by giving to the Corporate Secretary of the Company a written notice of revocation or an executed proxy bearing a later date, or (ii) by appearing at the Annual Meeting and voting in writing in person.

     This Proxy Statement and the form of proxy will be sent to stockholders commencing approximately June 24, 1994.

RECORD DATE AND VOTING

     Only holders of shares of Common Stock of record at the close of business on June 10, 1994, are entitled to notice of and to vote at the Annual Meeting. At the close of business on June 10, 1994, the Company had outstanding 15,919,744 shares of Common Stock.

     Subject to cumulative voting rights in the election of directors, holders of shares of Common Stock are entitled to one vote per share on each matter submitted to or acted upon by the stockholders at the Annual Meeting. In the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. In the election of directors, stockholders are also entitled to cumulative voting rights. Under cumulative voting, each stockholder is entitled to as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by the stockholder, and all such votes may be cast for one nominee or distributed among two or more nominees. Approval of the 1994 Stock Option Plan and all other matters which may come before the meeting requires a majority vote of the stockholders of the Company.

SOLICITATION

     The cost of solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited, in person and by telephone, by regular employees of the Company, at no additional compensation. The Company has also engaged Morrow & Co. to assist in the solicitation of proxies. This firm will be paid a fee of $5,000 and will be reimbursed for expenses incurred in connection with such engagement. The Company will also reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them.

                   VOTING SECURITIES AND CERTAIN STOCKHOLDERS

     The following table shows the total number of shares of Common Stock beneficially owned by directors, the nominees and the named executive officers, and all directors and executive officers as a group, at the close of business on June 1, 1994. No stockholder was known by the Company to own beneficially more than 5% of the outstanding Common Stock as of June 1, 1994.

                                                                           AMOUNT AND
                                                                           NATURE OF
                                                                           BENEFICIAL      PERCENT
  TITLE OF CLASS                      NAME OF BENEFICIAL OWNER            OWNERSHIP(1)     OF CLASS
- - - ------------------          --------------------------------------------  ------------     --------
Common Stock                Gary M. Cusumano(a)                                  500         *
                            Bruce J. DeBever(a)                                1,000         *
                            Clinton G. Gerlach(a)                             11,790         *
                            John B. Gilbert(a)(b)                             10,491         *
                            Wilford D. Godbold, Jr.(a)(b)                    141,927         *
                            Bernard B. Heiler(a)(b)                           14,264         *
                            Howard W. Hill(a)(b)                              45,315         *
                            Whitney A. McFarlin(a)                             5,790         *
                            Anita J. Cutchall(b)                               1,486         *
                            George A. Daniels(b)                              24,100         *
                            James F. Hermanson(b)                             34,118         *
                            Directors and executive officers
                            as a group (11 persons)                          290,781          1.8%

(a) Director
(b) Executive officer
- - - ---------------

 *  Less than 1%.

(1) Includes an aggregate of 114,606 shares which, as of June 1, 1994, may be acquired within sixty days pursuant to the exercise of options, and shares held by trusts of which directors, executive officers and members of their families are trustees.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, the directors and executive officers of the Company are required to file with the Securities and Exchange Commission and with the New York Stock Exchange reports of ownership and changes in ownership of the Company's Common Stock. Copies of such reports are required to be furnished to the Company. Based solely on its review of the copies of such reports furnished to the Company, or written representations that no reports were required, the Company believes that during fiscal 1994 all of its executive officers and directors complied with Section 16(a) requirements.

                             ELECTION OF DIRECTORS

                                   PROPOSAL 1

     There are currently eight members of the Board of Directors of the Company. The Certificate of Incorporation of the Company provides for a classified Board of Directors. Class III consists of three members: John B. Gilbert, Wilford D. Godbold, Jr. and Howard W. Hill. Effective May 1, 1994, the Board of Directors, in acknowledgment of Mr. Gilbert's many achievements with the Company, elected Mr. Gilbert as Chairman Emeritus. Mr. Gilbert stepped down as Chairman of the Board of Directors, and the Board elected Mr. Hill as Chairman. The Board of Directors has nominated Messrs. Gilbert, Godbold and Hill in Class III for election to hold office for three years until the 1997 Annual Meeting of Stockholders, and until their successors have been duly elected and qualified.

     On April 22, 1994, the Board of Directors elected Gary M. Cusumano to fill the vacancy on the Board of Directors until the Annual Meeting of Stockholders, and nominated him in Class II to hold office until the 1996 Annual Meeting of Stockholders and until his successor has been duly elected and qualified.

     In connection with Proposal 1, proxies, unless instructed otherwise, will be voted FOR the election of Mr. Cusumano in Class II and FOR the election of Messrs. Gilbert, Godbold and Hill in Class III. If a nominee shall become unavailable or refuse to serve as a director (an event that is not anticipated), the named proxies will vote for a substitute nominee at their discretion.

     The following information is furnished with respect to the nominees and each of the directors whose terms will continue after the Annual Meeting.

                                                                                          TERM TO   DIRECTOR
 NOMINEE FOR DIRECTOR CLASS II       AGE           POSITION/PRINCIPAL OCCUPATION          EXPIRE     SINCE
- - - --------------------------------     ---   ---------------------------------------------  -------   --------
Gary M. Cusumano                     50    Director; President, The Newhall Land and      1994      1994
                                             Farming Company (real estate and
                                             agriculture).

NOMINEES FOR DIRECTOR CLASS III
- - - --------------------------------
John B. Gilbert                      73    Director, Chairman Emeritus; Chairman and      1994      1952
                                             President, TOLD Corporation (land
                                             development).
Wilford D. Godbold, Jr.              56    Director, President and Chief Executive        1994      1982
                                             Officer. Mr. Godbold also serves as a
                                             director of Pacific Enterprises, Santa Fe
                                             Pacific Pipelines, Ltd., and The Southern
                                             California Gas Company.
Howard W. Hill                       67    Director, Chairman of the Board. Mr. Hill      1994      1960
                                             also serves as a director of Precision
                                             Castparts Corporation.

  CONTINUING DIRECTORS CLASS I
- - - --------------------------------
Bruce J. DeBever                     58    Director; President, Decor Concepts, Inc.      1995      1992
                                             (commercial furniture).
Bernard B. Heiler                    48    Director, Vice President -- Marketing and      1995      1988
                                             Sales.
Whitney A. McFarlin                  53    Director; Chairman, President and Chief        1995      1988
                                             Executive Officer, Angeion Corporation
                                             (medical research and development). Mr.
                                             McFarlin also serves as a director of
                                             PSICOR, Inc.

  CONTINUING DIRECTOR CLASS II
- - - --------------------------------
Clinton G. Gerlach                   67    Director; Chairman of the Board, President     1996      1972
                                             and Chief Executive Officer, Calnetics
                                             Corporation (molded plastic components).

     Each of the directors listed above has held the same position or another executive position with the same employer during the past five years except for Messrs. Heiler and McFarlin. Mr. Heiler has held his current position with the Company since October 1992, prior to which he was Vice President of GTE California, a telephone public utility from 1984 through 1992, and President of GTEL, a telecommunications integrator and a subsidiary of GTE California, from January 1986 through October 1992. Mr. McFarlin has held his current position at Angeion Corporation since September 1993, prior to which he was President and Chief Executive Officer of Clarus Medical Systems (formerly Medilase, Inc.), medical delivery systems, since July 1990, a private investor since March 1990, and was the President and Chief Executive Officer of Everest & Jennings International from June 1985 through March 1990.

   PLEASE NOTE THAT YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
                   ELECTION OF THE NOMINEES LISTED ON PAGE 4.

MEETINGS OF THE BOARD OF DIRECTORS, COMMITTEES OF THE BOARD AND DIRECTORS' FEES

     The Board of Directors met four times during the fiscal year ended March 31, 1994. The Board at its organizational meeting appoints an Audit Committee, a Compensation Committee and a Nominating Committee. The Board also appoints an Executive Committee and a Stock Option Committee.

     Messrs. DeBever, Gerlach and McFarlin serve on the Audit Committee, the functions of which include serving as liaison between the Board and the independent public accountants of the Company, reviewing and discussing the accountants' annual internal control recommendations with both the accountants and management, and making such other inquiries and recommendations as they deem necessary. The Audit Committee met two times during fiscal year ended March 31, 1994 and all members attended.

     Messrs. DeBever, Gilbert, Hill and McFarlin serve on the Compensation Committee, the functions of which include reviewing and recommending to the full Board the remuneration to be paid to the President and Chief Executive Officer, and reviewing with the President his plans with respect to the remuneration of other executive officers and certain key employees of the Company. This committee also reviews and prepares recommendations to the full Board with respect to proposed changes in the Company's major fringe benefit plans, such as the 1994 Stock Option Plan (the "1994 Plan"), the ZERO Corporation Pension Plan (the "Pension Plan"), and the supplemental executive retirement and life insurance plans. The Compensation Committee met twice during fiscal year ended March 31, 1994 and all members attended. The Compensation Committee's report on executive compensation begins at page 6.

     Messrs. Gilbert, Godbold and Hill serve on the Nominating Committee, the functions of which include reviewing and recommending to the full Board potential candidates for positions on the Board. The committee will consider nominees recommended by stockholders if such nominations are submitted in writing, accompanied both by a description of the proposed nominee's qualifications and an indication of the consent of the proposed nominee and relevant biographical information. Recommendations should be addressed to the Nominating Committee in care of the Corporate Secretary of the Company for receipt not less than thirty, nor more than sixty days, prior to the annual meeting. If less than forty days' notice or prior public disclosure of the meeting date is given to stockholders, then recommendations must be received not later than the close of business on the tenth day following the notice or public disclosure of the meeting date. The Nominating Committee met once during fiscal year ended March 31, 1994 and all members attended.

     Messrs. Gilbert, Godbold and Hill serve on the Executive Committee, the functions of which include acting for the Board of Directors when the action of the full Board is not required. This committee held no meetings during fiscal year ended March 31, 1994.

     Messrs. DeBever and McFarlin serve on the Stock Option Committee, the functions of which include making all determinations necessary for the administration of the 1994 Plan. This committee met once during the year ended March 31, 1994 and all members attended.

     Nonemployee directors receive a fee of $3,000 per quarter plus $1,000 for each meeting attended. No additional fees are paid for attendance at committee meetings. Under the 1988 Stock Option Plan (the "1988 Plan"), approved by stockholders of the Company, at the organizational meeting of the Board of Directors immediately following each annual meeting of stockholders, nonemployee directors were automatically granted a nonqualified option to purchase 1,000 shares of Common Stock. The options were granted at prices not less than the fair market value of the Common Stock on the date of grant. Under the 1994 Plan submitted as Proposal 2 below, upon approval of the stockholders of the Company, at the organizational meeting of the Board of Directors immediately following the 1994 Annual Meeting and subsequent annual meetings of stockholders, nonemployee directors will automatically be granted nonqualified options to purchase 2,000 shares of Common Stock. The options will be granted at prices not less than the fair market value of the Common Stock on the date of grant.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's compensation policies applicable to its executive officers consist of three major components: base salary, annual bonus and stock options. The executive compensation policies of the Compensation Committee (the "Committee") are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals which reward above-average corporate performance, recognize individual initiative and achievement, and assist the Company in attracting and retaining highly-qualified and experienced executives.

     During fiscal year 1994 the Committee retained the services of Hewitt Associates, an international benefits and compensation consulting firm ("Hewitt"), to study the compensation policies of the Company in comparison to the compensation practices of other companies of similar size and similar industries. The study also took into account the performance of the Company. Hewitt also reviewed the compensation plans in which the executive officers named in the "Summary Compensation Table" participate and the compensation for each of such officers. The report of Hewitt to the Committee resulted in changes to the Company's compensation plans as discussed below.

     The Company has established and annually adjusts salaries for each executive officer position as considered appropriate in light of the responsibilities and duties of the position and the performance of the individual. The President and Chief Executive Officer of the Company reviews with the Committee his plans with respect to the remuneration of the executive officers and other key employees of the Company. He also reviews major fringe benefit plans of the Company, including the 1994 Plan, the Pension Plan, and the supplemental executive retirement and life insurance plans.

     The Committee establishes a base salary for the President and Chief Executive Officer, which is subject to approval of the full Board of Directors. The Committee does not operate with a precise formula, but considers, in establishing compensation, the Company's strategic goals, its success in meeting such goals, its cash flow, its earnings, the general cost of living, and the economy in which the Company operates. In reviewing the President's salary for fiscal year 1994, in conjunction with the Hewitt study, the Committee considered his individual accomplishments, including his efforts in obtaining viable acquisition candidates, effective cost controls, working capital management and maintaining a high quality workforce. For fiscal 1994, in accordance with the compensation philosophy, the Committee increased the salary of the President and Chief Executive Officer from $283,250 to $300,000, an increase of 5.9%.

     Based on the Hewitt study, the Board of Directors adopted a new bonus plan for the management employees of the Company to better reflect what the Board believed to be fair compensation for the 1994 fiscal year and future years. Under the bonus plan, in addition to base compensation, the Committee has the authority to assign a target bonus to the President and Chief Executive Officer. Additionally, the President and Chief Executive Officer will review with the Committee the target bonuses to be assigned to officers and other key executives of the Company. The bonus plan is designed to award bonuses based upon three factors: actual net income versus plan net income for the fiscal year, the increase in value to the Company's stockholders in the form of dividends and stock price appreciation, and the percentage increase in tangible stockholders' equity during the fiscal year. Bonuses awarded to the President and Chief Executive Officer, and to the named executive officers of the Company, are shown in the "Summary Compensation Table" below.

     The Committee endorses the compensation philosophy that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning the interests of management with those of the stockholders and believes the result is an enhancement of stockholder value. Thus, the Committee recommends to the Stock Option Committee awards of options covering shares of Common Stock of the Company, as well as stock appreciation rights for certain options not deemed to be "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986.

     Information with respect to the award of stock options to the President and Chief Executive Officer, and to the named executive officers of the Company, as well as the description of the 1988 Plan, is shown below in the table entitled "Option/SAR Grants in Last Fiscal Year".

     In determining the number of shares subject to options granted to the President and Chief Executive Officer, officers and other key employees of the Company, the Committee, along with the Stock Option Committee, evaluates their respective overall compensation packages. The Committee has also established general target guidelines for awards of stock options and stock appreciation rights for other levels of management based upon salary range, individual performance and potential to improve stockholder value, as recommended by the President and Chief Executive Officer.

                                          Compensation Committee of the
                                          Board of Directors setting
                                          compensation
                                          for fiscal year 1994

                                          John B. Gilbert, Chairman
                                          Bruce J. DeBever
                                          Howard W. Hill
                                          Whitney A. McFarlin

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee setting compensation for fiscal year 1994 consisted of Messrs. John B. Gilbert, Bruce J. DeBever, Howard W. Hill and Whitney A. McFarlin. Mr. Gilbert is Chairman Emeritus of the Board of Directors and Chairman of the Compensation Committee, and was formerly President and Chief Executive Officer of the Company, and Chairman of the Board. Howard W. Hill is Chairman of the Board of Directors, and was formerly President and Chief Executive Officer of the Company, and Vice Chairman of the Board.

                             EXECUTIVE COMPENSATION
COMPENSATION TABLES

     The following table shows the compensation paid by the Company to its Chief Executive Officer and the other highest-paid executive officers during the fiscal years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                           COMPENSATION
                                                ANNUAL COMPENSATION        -------------      ALL OTHER
             NAME AND                        -------------------------     STOCK OPTIONS     COMPENSATION
        PRINCIPAL POSITION          YEAR     SALARY($)     BONUS($)(1)      (IN SHARES)       ($)(2)(3)
- - - ----------------------------------  ----     ---------     -----------     -------------     ------------
Wilford D. Godbold, Jr.             1994     $ 300,000      $ 142,500          22,000          $ 27,824
  President, Chief Executive        1993     $ 283,250      $  78,563          25,000          $ 27,478
  Officer and Director              1992     $ 275,000      $  45,000          21,000                --
James F. Hermanson                  1994     $ 175,200      $  66,500          11,000          $ 24,602
  Vice President                    1993     $ 167,890      $  39,281          12,500          $ 21,454
                                    1992     $ 163,000      $  22,500          10,500                --
Bernard B. Heiler(4)                1994     $ 175,000      $  66,500          11,000          $  2,415
  Vice President-Marketing and
  Sales
George A. Daniels                   1994     $ 169,925      $  64,600          11,000          $ 17,323
  Vice President and Chief          1993     $ 160,680      $  36,663          12,500          $ 17,397
  Financial Officer                 1992     $ 156,000      $  21,000          10,500                --
Anita J. Cutchall(4)                1994     $  85,017      $  23,940           2,600          $  1,929
  Director of Legal Affairs and
  Corporate Secretary

- - - ---------------

(1) Includes payments earned and accrued in the fiscal year listed but paid during the following fiscal year.

(2) Represents Company contributions of $16,563, $15,378, $1,178, $14,555 and $1,331 under the ZERO Corporation Pension Plan (a defined contribution plan) for the accounts of Messrs. Godbold, Hermanson, Heiler and Daniels and Ms. Cutchall, respectively; $5,664, $5,162 and $2,618 under the Supplemental Executive Retirement Plan for Messrs. Godbold, Hermanson and Daniels, respectively; $1,349 and $2,050 of insurance premiums paid on term life insurance for Messrs. Godbold and Hermanson, respectively; and an additional $4,248, $2,012, $1,237, $150 and $598 under the Employee Stock Purchase Plan for Messrs. Godbold, Hermanson, Heiler and Daniels and Ms. Cutchall, respectively.

(3) Amounts for fiscal years prior to fiscal year 1993 are not required to be disclosed.

(4) Fiscal years prior to fiscal year 1994 are not required to be disclosed.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                           INDIVIDUAL GRANTS
                                         ------------------------------------------------------
                                                         % OF TOTAL
                                          NUMBER OF     OPTIONS/SARS
                                          SECURITIES     GRANTED TO                                GRANT
                                          UNDERLYING     EMPLOYEES     EXERCISE OR                  DATE
                                         OPTIONS/SARS    IN FISCAL     BASE PRICE    EXPIRATION   PRESENT
                 NAME                     GRANTED(1)        YEAR         ($/SH)         DATE      VALUE(2)
- - - ---------------------------------------  ------------   ------------   -----------   ----------   --------
Wilford D. Godbold, Jr.                     22,000          10.1%        $ 13.75       10/18/98   $ 93,060
James F. Hermanson                          11,000           5.1%        $ 13.75       10/18/98   $ 46,530
Bernard B. Heiler                           11,000           5.1%        $ 13.75       10/18/98   $ 46,530
George A. Daniels                           11,000           5.1%        $ 13.75       10/18/98   $ 46,530
Anita J. Cutchall                            2,600           1.2%        $ 13.75       10/18/98   $ 10,998

- - - ---------------

(1) The option price of each option granted under the 1988 Plan is not less than the fair market value of the Common Stock on the date of grant. Options are generally granted for terms of five years and generally exercisable in annual installments of one-third of the total grant commencing one year from the date of grant, on a cumulative basis. Options are subject to earlier termination in certain events related to death, retirement or other termination of employment. Options granted generally are intended to meet the definition of an "incentive stock option" as that term is defined in
    Section 422A of the Internal Revenue Code of 1986 or are nonqualified options. Such options may be granted with provisions that they may be exercised for a period of up to ten years from the date of grant, may provide for stock appreciation rights and may give the option holder the right to deliver shares of the Company's Common Stock already owned as partial consideration for the option price. All of the above options were granted on October 19, 1993. No additional options will be granted under the 1988 Plan.

(2) Based on the modified Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. Assumptions under the Black-Scholes model are: expected volatility of 33.6%; risk-free rate of return of 6.7%; dividend yield of 3%; and time of exercise at five years. No adjustments have been made for non-transferability or risk of forfeiture.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                                                                 VALUE OF
                          NUMBER OF                                 NUMBER OF                   UNEXERCISED
                          SECURITIES                               UNEXERCISED                 IN-THE-MONEY
                          UNDERLYING                              OPTIONS/SARS                 OPTIONS/SARS
                         OPTIONS/SARS                             AT FY END (#)              AT FY END ($)(2)
                          EXERCISED           VALUE         -------------------------    -------------------------
         NAME                (#)         REALIZED ($)(1)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
- - - -----------------------  ------------    ---------------    -------------------------    -------------------------
Wilford D. Godbold, Jr.     25,915           $84,392              51,043/45,668               $88,185/$50,083
James F. Hermanson           6,000           $25,500              24,666/22,834               $41,424/$25,041
Bernard B. Heiler                0                 0               8,581/22,669               $12,240/$24,490
George A. Daniels           19,003           $68,821              11,663/22,834               $24,254/$25,041
Anita J. Cutchall                0                 0               1,066/ 4,734               $ 2,335/$ 4,673

- - - ---------------

(1) Represents the difference between the market value on the date of exercise of the option and the exercise price of the option.

(2) Represents the difference between the price of $13.50, which was the closing price of the Company's Common Stock on the New York Stock Exchange Composite Index on March 31, 1994, and the exercise price of the option.

COMMON STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change, assuming quarterly reinvestment of dividends, of the Common Stock of the Company against the cumulative total return of the S&P Composite-500 Stock Index and the S&P Manufacturing Industries Index, for the five year period commencing March 31, 1989. The stock price performance depicted is not necessarily indicative of future price performance.

     The information shall not be deemed "filed" with the Securities and Exchange Commission and shall not be deemed to be incorporated into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 in the absence of specific reference to such captions and information.


               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

                     3-31-89   3-31-90   3-31-91   3-31-92   3-31-93   3-31-94
                     -------   -------   -------   -------   -------   -------
Zero Corporation       $100      $ 95      $ 95      $ 95      $115      $108
S&P 500                $100      $119      $136      $152      $175      $177
S&P Manufacturing      $100      $123      $133      $146      $158      $184

__________
* $100 INVESTED ON 03/31/89 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING MARCH 31.

                                   PROPOSAL 2

                             1994 STOCK OPTION PLAN

     At April 22, 1994, only 38,329 shares remained available for grant under the Company's 1988 Plan. Accordingly, in order to continue to encourage stock ownership by selected officers and employees of the Company, as well as directors who are not also employees of the Company ("Nonemployee Directors"), the Board of Directors adopted the 1994 Stock Option Plan on April 22, 1994 (the "1994 Plan"). The 1994 Plan will make 750,000 shares of the Company's Common Stock available for options. The closing sale price of the Company's Common Stock on the New York Stock Exchange on June 10, 1994 was $12.50.

     The 1994 Plan provides for the grant of incentive stock options ("incentive stock options") as defined under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), and for options that do not so qualify ("nonqualified options"), as determined in each individual case by a duly appointed committee of the Board of Directors (the "Committee"). The 1994 Plan also provides for the grant of stock appreciation rights ("stock appreciation rights") in connection with options granted.

     Key full-time employees, including officers of the Company, are eligible to receive grants of options and associated stock appreciation rights under the 1994 Plan. As of the date of this Proxy Statement, there are approximately 60 such key employees.

     Beginning with the organizational meeting of the Board of Directors immediately after the 1994 Annual Meeting (and at the organizational meeting of the Board of Directors immediately after each annual meeting thereafter) (the "Date of Grant"), each Nonemployee Director shall automatically be granted a nonqualified option to purchase 2,000 shares of Common Stock under the 1994 Plan. A Nonemployee Director elected after a Date of Grant shall automatically be granted a nonqualified option to purchase a pro-rata portion of the number of shares automatically granted to Nonemployee Directors on a Date of Grant. Nonemployee Directors are not eligible to receive any other options or stock appreciation rights under the 1994 Plan. Of the eight directors, four--Messrs. Cusumano, DeBever, Gerlach and McFarlin--are Nonemployee Directors. Thus, if the 1994 Plan is approved by the stockholders, at the organizational meeting of the Board of Directors immediately after the Annual Meeting, these directors will each be automatically issued an option to purchase 2,000 shares of the Company's Common Stock.

     The Committee which administers the 1994 Plan consists of directors who are not full-time employees of the Company. The Committee has the authority to select the employees to whom options and any associated stock appreciation rights may be granted, to determine the terms of each such option and the number of shares to be issued pursuant thereto, and any associated stock appreciation right, to interpret the provisions of the 1994 Plan and to make all other determinations that it may deem necessary or advisable for the administration of the 1994 Plan. The Board of Directors, however, has the right, as discussed below, to terminate or amend the plan, and to make certain adjustments in the number and type of shares covered by the plan in the event of certain transactions involving the Company. In addition, all determinations and decisions regarding the administration of the 1994 Plan regarding Nonemployee Director options will be made by the entire Board of Directors.

     The option price at which Common Stock may be purchased on exercise of options granted under the 1994 Plan shall not be less than the per share fair market value of the Common Stock on the date the option is granted. Incentive stock options granted under the 1994 Plan shall have a maximum term of not more than (i.e., are exercisable for) 10 years. Options granted under the 1994 Plan to any person owning more than 10% of the total combined voting power of all classes of stock of the Company, that are intended to be incentive stock options, are subject to the further restrictions that such options must have (i) an exercise price of not less than 110% of the fair market value per share on the Date of Grant, and (ii) a term of not more than five years. The actual term of each option will be determined by the Board or by the Committee at the time of grant. No employee may be granted options in any one calendar year exercisable for more than 50,000 shares of Common Stock.

     The full option price for all shares purchased on exercise of options granted under the 1994 Plan is required to be paid at the time of exercise in cash or, if so provided in an option agreement, in whole or in part with shares of the issued and outstanding stock of the Company (valued at their fair market value on the date of exercise). Generally, options granted to employees under the 1994 Plan remain outstanding and are exercisable only so long as the person to whom they were granted remains employed by the Company, subject to certain exceptions in the case of retirement, permanent disability or death of a participant holding unexercised options on the date of such event and to certain provisions, discussed below, relating to changes in control of the Company.

     Incentive stock options granted under the 1994 Plan are subject to a restriction which provides that the aggregate fair market value (determined as of the date the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all such plans of the Company) shall not exceed the maximum amount permitted by Section 422A of the Code, which is currently $100,000.

     Options granted to Nonemployee Directors may not be exercised until the first anniversary of the Date of Grant. During the second year after the grant of such options, one-third may be exercised, during the third year two-thirds may be exercised, and all options may be exercised after the end of the third year from the Date of Grant. No such options may be exercisable more than eight years from the Date of Grant. Options granted to a Nonemployee Director terminate ninety days after such director ceases to be a director of the Company, except upon death or disability within one year from the Date of Grant, at which time the Nonemployee Director's options shall be 100% exercisable and shall terminate if not exercised within 12 months.

     Stock appreciation rights granted under the 1994 Plan permit the holders of such rights, on surrender of all or part of an unexercised related option, to receive payment of the difference between the option exercise price of the underlying shares and the fair market value of such shares as of the date of surrender. Stock appreciation rights granted under the 1994 Plan must be granted in connection with related options. Such a stock appreciation right will be exercisable only at such time or times, and only to the extent, that the related option is exercisable, and the exercise of the stock appreciation right is treated as the exercise of the option. Upon exercise of stock appreciation rights, the Company may make payment in cash, in shares of Common Stock valued at their fair market value on the date of exercise, or partly in cash and partly in shares of such stock. The Committee may, at the time a stock appreciation right is granted, impose such conditions on the exercise of the stock appreciation right as may be required to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. In addition, the exercise of a stock appreciation right and the manner of payment is in the sole discretion of the Committee, and the Committee may at any time not allow exercise of the stock appreciation right, and instead require that the option holder exercise the option as if there were no stock appreciation rights with respect to such option.

     Incentive stock options granted under the 1994 Plan have certain advantageous tax consequences under federal income tax laws. No taxable income is recognized by the option holder for federal income tax purposes at the time of the grant or exercise of an incentive stock option, and no federal income tax deduction is available to the Company as a result of a grant or exercise. Any gain or loss recognized by an option holder on the disposition of shares acquired pursuant to the exercise of an incentive stock option is treated as long-term capital gain or loss, provided that such disposition does not occur
(i) within one year after the date of exercise of the option, or (ii) within two years after the date the option was granted. If the shares are sold before these holding period requirements are satisfied, the holder will recognize ordinary income at the time of the sale in an amount generally equal to the lesser of the gain realized upon the disposition or the difference between the fair market value of the stock on the date of exercise and the exercise price. Any remaining gain will be treated as long-term or short-term capital gain, depending on how long the shares are held. In the case of a disposition prior to the satisfaction of the holding periods described above, the Company is entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the option holder.

     The grant of a nonqualified option will not result in taxable income to the recipient of the option for federal income tax purposes nor will the Company be entitled to an income tax deduction at the time of grant. Upon exercise of a nonqualified option, the option holder will generally recognize ordinary income for federal income tax purposes equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The Company will be entitled to a federal income tax deduction at the time of exercise in the amount of the ordinary income recognized by the option holder. In general, any further gain realized by the option holder on the subsequent disposition of such shares will be long-term or short-term capital gain, depending on how long the shares are held.

     Upon the exercise of a stock appreciation right, the holder will recognize ordinary income for federal income tax purposes in the amount of the cash received, plus the fair market value of any shares of stock received, and the Company will be entitled to a corresponding deduction.

     If the Company is required to withhold any tax imposed as a result of exercise of an option, the option holder must pay that amount in cash to the Company concurrently with the exercise of the option. However, if the Committee so authorizes, the option holder exercising a nonqualified option may elect to pay some or all of such withholding tax with either shares covered by the nonqualified option being exercised or with other shares of the Company owned by the option holder.

     The 1994 Plan expires on April 22, 2014, unless earlier terminated by the Board of Directors. The Board of Directors has authority to alter, amend, suspend or terminate the 1994 Plan in such manner as it deems advisable, except that the Board of Directors is not permitted, without stockholder approval, to:
(i) change the provisions relating to the eligibility to participate, (ii) reduce the minimum exercise price of options or stock appreciation rights granted, (iii) increase the number of shares subject to the plan; (iv) extend the duration of the plan; or (v) alter any of the terms governing the participation of Nonemployee Directors. The alteration, amendment, suspension or termination of the 1994 Plan shall not, without the consent of the option holder, deprive an option holder of any option or associated stock appreciation right granted under the 1994 Plan, or of any rights under such option or stock appreciation right. The 1994 Plan provides for appropriate adjustment in the number and type of shares covered by options and stock appreciation rights granted under the 1994 Plan in the event of a reorganization, merger, consolidation, recapitalization, or certain other transactions involving the Company that have the effect of changing the number or type of shares previously subject to the 1994 Plan. Moreover, in the event a recipient of an award under the 1994 Plan ceases to be an employee within one year after (i) the directors of the Company who were nominated by the Board of Directors cease to constitute a majority of the directors of the Company; (ii) the consummation of a reorganization, merger or consolidation of the Company in which the Company does not survive and the terms of which provide that the award shall continue in effect thereafter, or (iii) the date of the first public announcement that any person or entity shall have become the beneficial owner of more than 25% of the voting power of the Company, all outstanding options and stock appreciation rights will become exercisable in full, without regard to any otherwise applicable restrictions on exercise. In the case of Nonemployee Director options, if within one year of the occurrence of any of the events described in clauses (i) through (iii) of the preceding sentence, the option holder ceases to be a Nonemployee Director as a result of the option holder not being nominated for re-election or being removed from the Board without cause, the option holder's Nonemployee Director option will become exercisable in full, without regard to any otherwise applicable restrictions on exercise. These provisions may tend to discourage such a transaction, even if the transaction would be beneficial to stockholders of the Company.

     Under applicable tax regulations (the so-called "golden parachute" provisions), acceleration of an option or stock appreciation right as a result of a change in the ownership or control of the Company (including certain of the terminating events described in the preceding paragraph) may result in the loss of a deduction to which the Company may otherwise be entitled as a result of the exercise of the option or stock appreciation right, and the imposition of a 20% excise tax on the holder. The applicability of the golden parachute provisions depends upon the particular facts and the circumstances of each holder, including his or her level of compensation and the value of all payments resulting from the change in control.

     The foregoing summary of certain of the terms of the 1994 Plan is not intended to be a complete statement of all of its provisions and is qualified in its entirety by reference to the 1994 Plan itself, a complete copy of which is attached as Appendix A to this Proxy Statement.

     The 1994 Plan is subject to approval of the holders of a majority of the Company's Common Stock present or represented at the Annual Meeting. UNLESS INDICATED TO THE CONTRARY, THE ENCLOSED PROXY CARD WILL BE VOTED FOR APPROVAL OF THE 1994 PLAN.

                               NEW PLAN BENEFITS

                                                                      1994 STOCK OPTION PLAN
                                                              ---------------------------------------
                                                                                    # OF SECURITIES
                     NAME AND POSITION                        DOLLAR VALUE($)     UNDERLYING UNITS(1)
- - - ------------------------------------------------------------  ---------------     -------------------
Wilford D. Godbold, Jr.                                            *                     22,000
President, Chief Executive Officer and Director
James F. Hermanson                                                 *                     11,000
Vice President
Bernard B. Heiler                                                  *                     11,000
Vice President -- Marketing and Sales
George A. Daniels                                                  *                     11,000
Vice President and Chief Financial Officer
Anita J. Cutchall                                                  *                      2,600
Director of Legal Affairs and Corporate Secretary
Executive Group                                                    *                     57,600
Non-Executive Director Group                                       *                      8,000(2)
Non-Executive Officer Employee Group                               *                    157,200

- - - ---------------

 * The value of an option is equal to the difference between the market price of the Company's Common Stock on the date of exercise and the market price of the Company's Common Stock on the date of grant, multiplied by the number of shares as to which the option is exercisable. On June 10, 1994 the closing sale price of the Company's Common Stock on the New York Stock Exchange was $12.50. There is no way to determine what the future value will be.

(1) Other than with respect to awards to members of the Non-Executive Director Group, the amount of awards is determined by a committee of the Board of Directors and it is not possible to determine the number of stock appreciation rights or the number of shares as to which options would have been granted to each of the persons or groups identified in the above table.

(2) The 1994 Plan provides for automatic annual grants of options to purchase 2,000 shares of Common Stock to Nonemployee Directors.

        PLEASE NOTE THAT YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
                      APPROVAL OF THE 1994 STOCK OPTION PLAN.

                                    OTHER MATTERS

     A representative of Deloitte & Touche, the firm of independent accountants who audited the financial statements of the Company for the fiscal year ended March 31, 1994, will attend the Annual Meeting. The representative will be provided the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions.

     The management of the Company does not know of any matter to be acted upon at the Annual Meeting other than the matters described above. If any other matter properly comes before the Annual Meeting, however, the holders of the proxies will vote thereon in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR THE 1995 ANNUAL MEETING OF STOCKHOLDERS

     Stockholder proposals intended to be presented at the 1995 Annual Meeting of Stockholders must be received at the executive offices of ZERO Corporation at 444 South Flower Street, Suite 2100, Los Angeles, California 90071-2922, addressed to the attention of the Corporate Secretary, by February 17, 1995, for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 ANNUAL REPORT

     The Company's 1994 Annual Report, which includes financial statements, is being mailed to stockholders concurrently herewith.

                           ANNUAL REPORT ON FORM 10-K

     Upon written request the Company will provide to any stockholder solicited hereby (without charge) a copy of its 1994 Annual Report on Form 10-K filed with the Securities and Exchange Commission. Requests should be directed to Anita J. Cutchall, Corporate Secretary, ZERO Corporation, 444 South Flower Street, Suite 2100, Los Angeles, California 90071-2922.

                                          Howard W. Hill, Chairman of the Board

                                          Anita J. Cutchall, Corporate Secretary

June 24, 1994

                                ZERO CORPORATION

                             1994 STOCK OPTION PLAN

SECTION 1. PURPOSE OF PLAN

     The purpose of this 1994 Stock Option Plan (this "Plan") of ZERO Corporation, a Delaware corporation (the "Company"), is to enable the Company and its divisions and subsidiaries to attract, retain and motivate their employees by providing for or increasing the proprietary interests of such employees in the Company, and to enable the Company to attract, retain and motivate its nonemployee directors and further align their interests with those of the stockholders of the Company by providing for or increasing the proprietary interests of such directors in the Company.

SECTION 2. PERSONS ELIGIBLE UNDER PLAN

     Any person, including any director of the Company, who is an employee of the Company or any of its divisions or subsidiaries (an "Employee") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder. Any director of the Company who is not an Employee (a "Nonemployee Director") shall automatically receive Nonemployee Director Options (as hereinafter defined) pursuant to Section 4 hereof, but shall not otherwise participate in this Plan.

SECTION 3. AWARDS

     (a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into arrangements with eligible Employees providing for options to purchase, or stock appreciation rights ("Stock Appreciation Rights") relating to, shares of common stock, par value $.01 per share, of the Company ("Common Shares"). The entering into of any such arrangement is referred to herein as the "grant" of an "Award." Awards shall contain such terms and conditions not inconsistent with the provisions of this Plan as the Committee shall deem appropriate.

     (b) Each Stock Appreciation Right shall relate to a specific stock option granted under this Plan, and shall provide for the conditional right to surrender all or part of an unexercised related option and to receive payment of an amount equal to the excess of the fair market value of the underlying shares on the date of surrender over the option exercise price. Such payment may be made, in the sole discretion of the Committee, in shares of stock valued at their fair market value on the date of surrender of the option or in cash, or partly in shares and partly in cash. The exercise of a Stock Appreciation Right and the manner of payment shall be in the sole discretion of the Committee and any Stock Appreciation Right shall be subject to the condition that the Committee may at any time in its absolute discretion not allow the exercise of a Stock Appreciation Right and instead require that the optionee exercise any option granted under this Plan as if there were no Stock Appreciation Rights with respect to such option. The Committee may further impose such conditions on the exercise of Stock Appreciation Rights as may be required to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). A Stock Appreciation Right granted hereunder shall be exercisable at such time or times and only to the extent that the related stock option is exercisable, will not be transferable except to the extent that such related stock option is transferable and shall expire no later than the expiration of the related stock option.

     (c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

     (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

          (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

             (A) the delivery of previously owned shares of capital stock of the Company (including the delivery of a small number of the shares subject to the Award to be used automatically, in a series of simultaneous transactions, to pay the exercise price for a larger number of additional shares) or other property, provided that the Company is not then prohibited from purchasing or acquiring shares of its capital stock or such other property, or

             (B) a reduction in the amount of Common Shares otherwise issuable pursuant to such Award;

          (ii) subject to Section 3(e), a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 8 hereof; or

          (iii) a provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive Stock Option"), provided that the recipient of such Award is eligible under the Internal Revenue Code to receive an Incentive Stock Option.

     (e) Each Award that is subject to vesting shall provide that if the recipient thereof shall cease to be an Employee within one year after a Change of Control as a result of such recipient terminating or being terminated other than for Cause, such recipient's Award shall become fully vested as of the date on which such recipient ceases to be an Employee. A "Change of Control" shall mean the first to occur of the following:

          (i) the date upon which the directors of the Company who were nominated by the Board of Directors of the Company (the "Board") for election as directors cease to constitute a majority of the directors of the Company;

          (ii) the consummation of a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation contemplated by Section 4(h)(ii) or the sole purpose of which is to change the Company's domicile solely within the United States) (1) as a result of which the outstanding securities of the class then subject to such Award are exchanged for or converted into cash, property and/or securities not issued by the Company and (2) the terms of which provide that such Award shall continue in effect thereafter; or

          (iii) the date of the first public announcement that any person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Exchange Act) of such person or entity, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing more than 25% of the voting power of the Company (a "25% Stockholder"); provided, however, that the terms "person" and "entity," as used in this clause (iii), shall not include (1) the Company or any of its subsidiaries, (2) any employee benefit plan of the Company or any of its subsidiaries, (3) any entity holding voting securities of the Company for or pursuant to the terms of any such plan or (4) any person or entity if the transaction that resulted in such person or entity becoming a 25% Stockholder was approved in advance by the Board.

"Cause" shall mean the Award recipient's (A) conviction by a court of competent jurisdiction of a felony or serious misdemeanor involving moral turpitude, (B) willful disregard of any written directive of the Board that is not inconsistent with the Certificate of Incorporation or Bylaws of the Company or applicable law, (C) breach of his or her fiduciary duty involving personal profit, or (D) neglect of his or her duties that has a material adverse effect on the Company.

     (f) Notwithstanding any other provision of this Plan, no Employee shall be granted options during any one calendar year for in excess of 50,000 shares of Common Stock, subject to adjustment pursuant to Section 8 hereof.

SECTION 4. NONEMPLOYEE DIRECTOR OPTIONS

     (a) Each year, on the date of the annual meeting of stockholders of the Company, or any adjournment thereof, at which directors of the Company are elected (the "Date of Grant"), each Nonemployee Director shall automatically be granted an option (a "Nonemployee Director Option") to purchase 2,000 Common Shares. In addition, each person who becomes a Nonemployee Director after a Date of Grant shall automatically be granted, upon the date he or she becomes a Nonemployee Director (the "New Director Date"), a Nonemployee Director Option to purchase a number of Common Shares, rounded to the nearest whole share, equal to
(i) 2,000 minus (ii) 2,000 multiplied by the quotient of (x) the number of days from (1) the Date of Grant immediately preceding the New Director Date to (2) the New Director Date divided by (y) 365 days. Each person who becomes a Nonemployee Director after the Effective Date (as defined in Section 10 below) of this Plan but prior to the first Date of Grant shall automatically be granted, upon the date he or she becomes a Nonemployee Director, a Nonemployee Director Option to purchase 500 Common Shares.

     (b) If, on any date upon which Nonemployee Director Options are to be automatically granted pursuant to this Section 4, the number of Common Shares remaining available for option under this Plan is insufficient for the grant to each Nonemployee Director of a Nonemployee Director Option to purchase the entire number of Common Shares specified in this Section 4, then a Nonemployee Director Option to purchase a proportionate amount of such available number of Common Shares (rounded to the nearest whole share) shall be granted to each Nonemployee Director on such date.

     (c) Subject to Section 4(h) and Section 4(i) hereof, each Nonemployee Director Option granted under this Plan shall not be exercisable until the first anniversary of the Date of Grant of such Nonemployee Director Option and thereafter shall become exercisable to purchase

          (i) 33 1/3% of the Common Shares subject thereto (rounded to the nearest whole share) as of the first anniversary of the Date of Grant of such Nonemployee Director Option;

          (ii) 66 2/3% of such Common Shares (rounded to the nearest whole share) as of the second anniversary of such Date of Grant, and

          (iii) 100% of such Common Shares as of the third anniversary of such Grant Date;

provided, however, that (1) if the optionee shall cease to be a Nonemployee Director as a result of death or permanent disability prior to the second anniversary of such Date of Grant, such Nonemployee Director Option shall become exercisable to purchase 100% of such Common Shares (rounded to the nearest whole share) as of the date that such optionee ceases to be a Nonemployee Director and such Nonemployee Director Option shall terminate with respect to the balance of such Common Shares, or (2) if the optionee ceases to be a Nonemployee Director as a result of not standing for re-election because of the policies of the Board relating to age, such Nonemployee Director Option shall become exercisable to purchase 100% of such Common Shares as of the date on which such optionee ceases to be a Nonemployee Director.

     (d) Each Nonemployee Director Option granted under this Plan shall expire upon the first to occur of the following:

          (i) The first anniversary of the date upon which the optionee shall cease to be a Nonemployee Director as a result of death or permanent disability;

          (ii) The 90th day after the date upon which the optionee shall cease to be a Nonemployee Director for any reason other than death or permanent disability; or

          (iii) The eighth anniversary of the Date of Grant of such Nonemployee Director Option.

     (e) Each Nonemployee Director Option shall have an exercise price equal to the aggregate Fair Market Value on the Date of Grant of such option of the Common Shares but in no event less than the aggregate par value of such Common Shares on such date.

     (f) Payment of the exercise price of any Nonemployee Director Option granted under this Plan and the optionee's tax withholding obligation, if any, with respect to such Nonemployee Stock Option shall be made in full in cash concurrently with the exercise of such Nonemployee Director Option; provided, however, that the payment of such exercise price and/or tax withholding may instead be made, in whole or in part, by any one or more of the following:

          (i) the delivery of previously owned shares of capital stock of the Company (including the delivery of a small number of the shares subject to the Nonemployee Director Option to be used automatically, in a series of simultaneous transactions, to pay the exercise price for a larger number of additional shares) or other property, provided that the Company is not then prohibited from purchasing or acquiring shares of its capital stock or such other property;

          (ii) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Nonemployee Director Option; or

          (iii) the delivery, concurrently with such exercise and in accordance with Section 220.3(e)(4) of Regulation T promulgated under the Exchange Act, of a properly executed exercise notice for such Nonemployee Director Option and irrevocable instructions to a broker promptly to deliver to the Company a specified dollar amount of the proceeds of a sale of the Common Shares issuable upon exercise of such Nonemployee Director Option.

     (g) The "Fair Market Value" of a Common Share or other security on any date (the "Determination Date") shall be equal to the closing price per Common Share or unit of such other security on the business day immediately preceding the Determination Date, as reported in The Wall Street Journal, Western Edition, or, if no closing price was so reported for such immediately preceding business day, the closing price for the next preceding business day for which a closing price was so reported, or, if no closing price was so reported for any of the 30 business days immediately preceding the Determination Date, the average of the high bid and low asked prices per Common Share or unit of such other security on the business day immediately preceding the Determination Date in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if the Common Shares or such other security were not quoted by any such organization on such immediately preceding business day, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Common Shares or such other security selected by the Board.

     (h) All outstanding Nonemployee Director Options theretofore granted under this Plan and not otherwise terminated or expired shall become fully exercisable immediately prior to, and shall terminate upon, the first to occur of the following:

          (i) the dissolution or liquidation of the Company;

          (ii) a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the sole purpose of which is to change the Company's domicile solely within the United States) as a result of which the outstanding securities of the class then subject to such outstanding Nonemployee Director Options are exchanged for or converted into cash, property and/or securities not issued by the Company, unless such reorganization, merger or consolidation shall have been affirmatively recommended to the stockholders of the Company by the Board and the terms of such reorganization, merger or consolidation shall provide that such Nonemployee Director Options shall continue in effect thereafter and shall be exercisable to acquire the number and type of securities or other consideration to which the Nonemployee Directors would have been entitled had they exercised such Nonemployee Director Options immediately prior to such reorganization, merger or consolidation; or

          (iii) the sale of substantially all of the property and assets of the Company.

     (i) If the optionee shall cease to be a Nonemployee Director within one year after a Change of Control as a result of such optionee not being nominated for re-election or such optionee being removed from the Board other than for Cause, such optionee's Nonemployee Director Option shall become exercisable to purchase 100% of the Common Shares subject thereto as of the date on which such optionee ceases to be a Nonemployee Director.

     (j) Each Nonemployee Director Option shall be nontransferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

     (k) Nonemployee Director Options are not intended to qualify as Incentive Stock Options.

SECTION 5. STOCK SUBJECT TO PLAN

     (a) The aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan shall not exceed 750,000, subject to adjustment as provided in Section 8 hereof.

     (b) The aggregate number of Common Shares issued and issuable pursuant to all Awards (including Incentive Stock Options) and Nonemployee Director Options granted under this Plan shall not exceed 750,000, subject to adjustment as provided in Section 8 hereof.

     (c) For purposes of Section 5(b) hereof, the aggregate number of Common Shares issued and issuable pursuant to all Awards and Nonemployee Director Options granted under this Plan shall at any time be deemed to be equal to the sum of the following:

          (i) the number of Common Shares which were issued prior to such time pursuant to Awards and Nonemployee Director Options granted under this Plan, other than Common Shares which were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

          (ii) the number of Common Shares which were otherwise issuable prior to such time pursuant to Awards granted under this Plan, but which were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance; plus

          (iii) the maximum number of Common Shares issuable at or after such time pursuant to Awards and Nonemployee Director Options granted under this Plan prior to such time.

SECTION 6. DURATION OF PLAN

     Neither Awards nor Nonemployee Director Options shall be granted under this Plan after April 22, 2004. Although Common Shares may be issued after April 22, 2004 pursuant to Awards and Nonemployee Director Options granted prior to such date, no Common Shares shall be issued under this Plan after April 22, 2014.

SECTION 7. ADMINISTRATION OF PLAN

     (a) This Plan shall be administered by a committee of the Board (the "Committee") consisting of two or more directors, each of whom is (i) a "disinterested person" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time) and (ii) an "outside" director for purposes of the proposed regulations under Section 162(m) of the Internal Revenue Code (and any final regulations that may be adopted under Section 162(m)) as the same may be amended from time to time.

     (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

          (i) adopt, amend and rescind rules and regulations relating to this Plan;

          (ii) determine which persons are Employees and to which of such Employees, if any, Awards shall be granted hereunder;

          (iii) grant Awards to Employees and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

          (iv) determine the terms and conditions of the Nonemployee Director Options that are automatically granted hereunder, other than the terms and conditions specified in Section 4 hereof;

          (v) determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof; and

          (vi) interpret and construe this Plan and the terms and conditions of all Awards and Nonemployee Director Options granted hereunder.

SECTION 8. ADJUSTMENTS

     If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards and Nonemployee Director Options theretofore granted under this Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards and Nonemployee Director Options thereafter granted under this Plan, and (c) the maximum number of Common Shares for which options may be granted during any one calendar year.

SECTION 9. AMENDMENT AND TERMINATION OF PLAN

     The Board may amend or terminate this Plan at any time and in any manner, subject to the following limitations:

          (a) no such amendment or termination shall deprive the recipient of any Award or Nonemployee Director Option theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto; and

          (b) Section 4 hereof shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

SECTION 10. EFFECTIVE DATE OF PLAN

     This Plan shall be effective as of April 22, 1994 (the "Effective Date"), the date upon which it was approved by the Board; provided, however, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware.

PROXY      (SOLICITED BY THE BOARD OF DIRECTORS OF ZERO CORPORATION)

                                ZERO CORPORATION
            ANNUAL MEETING OF STOCKHOLDERS, WEDNESDAY, JULY 27, 1994

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 1994 Annual Meeting and, revoking all prior proxies, hereby appoints Wilford D. Godbold, Jr. and Howard W. Hill or either one of them, with full power of substitution, as Proxies to vote all the shares of Common Stock owned or held by the undersigned at the Annual Meeting of Stockholders to be held at The Biltmore Los Angeles, Tiffany Room, 506 South Grand Avenue, Los Angeles, California, on Wednesday, July 27, 1994, at 2:00 P.M., local time, or any adjournment or postponement thereof, upon the matters set forth below and upon such other business as may properly come before the meeting.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BELOW, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR ITEMS 1 AND 2 BELOW AND IN THE DISCRETION OF THE PROXIES IN MATTERS DESCRIBED IN ITEM 3 BELOW.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1

1.  Election of Directors     / / FOR the nominees listed below                        / / WITHHOLD AUTHORITY
                              (except as marked to the contrary)
                            John B. Gilbert       Wilford D. Godbold, Jr.       Howard W. Hill
                              / / FOR the nominee listed below                         / / WITHHOLD AUTHORITY
                              (except as marked to the contrary)
                                                     Gary M. Cusumano

(INSTRUCTION: To withhold authority to vote for a nominee write the nominee's name in the space provided below.)

- - - --------------------------------------------------------------------------------

      IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

                        (Continued on the reverse side)

2.  1994 Stock Option Plan   / / FOR          / / AGAINST          / / ABSTAIN

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
                                                      DATED:              , 1994

                                                             (Signature)

                                                             (Signature)

                                                      This proxy should be
                                                      dated, signed by the
                                                      stockholder(s) as the
                                                      name(s) appears hereon,
                                                      and returned promptly in
                                                      the enclosed envelope.
                                                      Persons signing in a
                                                      fiduciary capacity should
                                                      so indicate.